EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113228) pertaining to the 2004 Equity incentive Plan of China Digital Communication Group of our report dated March 10, 2006, with respect to the consolidated financial statements of China Digital Communication Group included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.




March 29, 2006                            Kabani & Company, Inc.

                                          /s/ Kabani & Company, Inc.
                                          --------------------------------------
                                          Kabani & Company
                                          Los Angeles, California